QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Contact: Deepak Chaudhry
Phone: (812) 962-5095

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter Results for 2004

        EVANSVILLE, Ind.—November 9, 2004—Accuride Corporation today announced net sales of $123.5 million for the third quarter ended September 30, 2004. This compares to net sales of $87.4 million for the third quarter of 2003, an increase of 41.3%. The improvement is primarily driven by an increase in Class 5-8 builds of 35.3% from a year ago and greater industry penetration of aluminum versus steel wheels. For the nine months ended September 30, 2004, net sales were $355.5 million compared to net sales of $269.9 million for the same nine-month period in 2003, an increase of 31.7%.

        Adjusted EBITDA of $27.3 million for the third quarter ended September 30, 2004, is up from $16.9 million for the third quarter of 2003, an increase of 61.5%. The resulting EBITDA margin has increased to 22.1% of net sales from 19.3% of net sales in last year's third quarter, primarily due to increased volume. For the first nine months of 2004, Adjusted EBITDA increased by $22.9 million, or 43.1%, to reach $76.0 million. The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth on pages 4-5 of this press release.

        "We are pleased with our results for the quarter as revenue and EBITDA continue to grow driven by improving industry fundamentals," said Terry Keating, Accuride's President and CEO. "However, higher raw material prices continue to impact margins and are expected to remain challenging into 2005."

        The Company's liquidity position remained strong at September 30, 2004, with $40.2 million in cash and revolver availability of $41.0 million.

        Accuride had net income of $7.0 million, or 5.7% of net sales, for the third quarter ended September 30, 2004, compared to a net loss of $2.8 million, or a negative 3.2% of net sales, for the third quarter of 2003. For the nine months ended September 30, 2004, Accuride had net income of $16.5 million, or 4.6% of net sales, compared to a net loss of $9.3 million, or a negative 3.4% of net sales, for the same nine-month period in 2003.

        The Company will conduct a conference call to review and discuss its third quarter results on Wednesday, November 10, 2004, at 1:30 p.m. (CDT). The phone number to access the conference call is (800) 450-0785 in the United States, or (612) 332-0634 internationally. A replay will be available beginning November 10, 2004, at 5 p.m. (CDT), through November 17, 2004, by calling (800) 475-6701 in the United States, or (320) 365-3844 internationally, access code 751809. The financial results for the three-month and nine-month period ended September 30, 2004, will also be archived at http://www.accuridecorp.com.

        Accuride Corporation is North America's largest manufacturer and supplier of wheels for heavy/medium trucks and trailers. The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels. Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans. Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico. Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio. Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio. For more information, visit Accuride's website at http://www.accuridecorp.com.

        Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Accuride assumes no obligation to update the information included in this release.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,
	2004	2003
NET SALES	$123,463	$87,439
COST OF GOODS SOLD	97,282	74,291

GROSS PROFIT	$26,181	$13,148
OPERATING EXPENSES:
Selling, General & Administrative	5,758	5,499

INCOME FROM OPERATIONS	20,423	7,649
OTHER INCOME (EXPENSE):
Interest Income	55	49
Interest (Expense)	(9,214)	(10,256)
Refinancing Costs	—	(7)
Equity in Earnings of Affiliates	148	81
Other Income (Expense), Net	595	(77)

INCOME (LOSS) BEFORE INCOME TAXES	12,007	(2,561)
INCOME TAX PROVISION (BENEFIT)	5,018	232

NET INCOME (LOSS)	$6,989	$(2,793)

	Nine Months Ended September 30,
	2004	2003
NET SALES	$355,495	$269,894
COST OF GOODS SOLD	282,207	222,608

GROSS PROFIT	$73,288	$47,286
OPERATING:
Selling, General & Administrative	18,547	17,693

INCOME FROM OPERATIONS	54,741	29,593
OTHER INCOME (EXPENSE):
Interest Income	110	180
Interest (Expense)	(27,490)	(28,641)
Refinancing Costs	—	(11,264)
Equity in Earnings of Affiliates	441	461
Other (Expense), Net	(942)	(581)

INCOME (LOSS) BEFORE INCOME TAXES	26,860	(10,252)
INCOME TAX PROVISION (BENEFIT)	10,326	(928)

NET INCOME (LOSS)	$16,534	$(9,324)

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,
	2004	2003
NET INCOME (LOSS)	6,989	(2,793)
Net Interest Expense	9,159	10,207
Income Taxes	5,018	232
Refinancing Costs	—	7
Equity in Earnings of Affiliates	(148)	(81)
Other Expense (Income), Net	(595)	77

INCOME FROM OPERATIONS	20,423	7,649
Depreciation	6,164	7,190
Equity in Earnings of Affiliates	148	81
Restructuring, severance and other charges	593	1,969

ADJUSTED EBITDA	$27,328	$16,889

	Nine Months Ended September 30,
	2004	2003
NET INCOME (LOSS)	16,534	(9,324)
Net Interest Expense	27,380	28,461
Income Taxes	10,326	(928)
Refinancing Costs	—	11,264
Equity in Earnings of Affiliates	(441)	(461)
Other Expense, Net	942	581

INCOME FROM OPERATIONS	54,741	29,593
Depreciation	19,936	21,065
Equity in Earnings of Affiliates	441	461
Restructuring, severance and other charges	833	1,969

ADJUSTED EBITDA	$75,951	$53,088

a)
For the three months ending September 30, 2004, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.1 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003, and (ii) $0.5 for costs associated with roof damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio. Items (i) and (ii) affected gross profit in 2004. For the three months ending September 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million for strike contingency costs associated with recent renewal of our labor contract at our facility in Erie, Pennsylvania, (ii) $0.3 million for pension related costs at our facility in London, Ontario, and (iii) $1.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003. Items (i), (ii) and (iii) affected gross profit in 2003.

For the nine months ending September 30, 2004, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.3 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003, and (ii) $0.5 for costs associated with roof damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio. Items (i) and (ii) affected gross profit in 2004. For the nine months ending September 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million for strike contingency costs associated with recent renewal of our labor contract at our facility in Erie, Pennsylvania, (ii) $0.3 million for pension related costs at our facility in London, Ontario, and (iii) $1.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio, in August 2003. Items (i), (ii) and (iii) affected gross profit in 2003.

b)
Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles ("GAAP") and should not be considered as an indicator of cash flow from operations. Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates plus non-recurring items. However, other companies may calculate Adjusted EBITDA differently. Accuride has included information concerning Adjusted EBITDA in this press release because Accuride's management and our board of directors use it as measure of our performance to internal business plans to which a significant portion of management incentive programs are based. In addition, future investment and capital allocation decisions are based on Adjusted EBITDA. Investors and industry analysts use Adjusted EBITDA to measure the Company's performance to historic results and to the Company's peer group. The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes. Certain financial covenants in our borrowing arrangements are tied to similar measures. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

###

QuickLinks

Accuride Corporation Reports Third Quarter Results for 2004